UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 21, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

(a)   Agreement and Plan of Merger and Reorganization with Applied Genomics, Inc.

On December 21, 2009, Clarient, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Clarient Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Applied Genomics, Inc., a Delaware corporation (“AGI”), certain stockholders of AGI and Robert S. Seitz, as the representative of the AGI stockholders. In accordance with the terms of the Merger Agreement, Merger Sub merged with and into AGI (the “Merger”), the separate existence of Merger Sub ceased and AGI survived the Merger as a wholly-owned subsidiary of the Company. The closing of the Merger occurred on December 21, 2009.

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement:

•                                          each issued and outstanding share of common stock of AGI was cancelled and converted into the right to receive 0.131516 of a share (the “Common Stock Exchange Ratio”) of the Company’s common stock, par value $0.01 per share (“Common Stock”);

•                                          each issued and outstanding share of preferred stock of AGI for which the holder thereof exercised his, her or its liquidation preference in accordance with AGI’s certificate of incorporation was cancelled and converted into the right to receive 0.432900 of a share of Common Stock;

•                                          each issued and outstanding share of preferred stock of AGI for which the holder thereof did not exercise his, her or its liquidation preference in accordance with AGI’s certificate of incorporation was cancelled and converted into the right to receive 0.151243 of a share of Common Stock; and

•                                          all outstanding and unexercised options to purchase shares of common stock of AGI (the “Assumed Options”) were assumed by the Company and converted into options to purchase Common Stock at the Common Stock Exchange Ratio.

As a result of the foregoing, the Company issued an aggregate of 4,400,000 unregistered shares (the “Closing Shares”) of Common Stock to the AGI stockholders upon the closing of the Merger, less (a) approximately 300,000 Closing Shares reserved for issuance upon exercise of the Assumed Options, (b) 683,959 Closing Shares reserved to cover AGI’s transaction expenses in connection with the Merger and (c) 440,000 Closing Shares deposited into an escrow account for a limited period as a source of indemnity to the Company for future claims arising out of the Merger, including, but not limited to, claims against AGI’s stockholders for breaches of representations, warranties and covenants made by AGI in the Merger Agreement. In addition, the Company may be required to issue to the AGI stockholders as contingent consideration up to 3,200,000 additional shares of Common Stock (the “Contingent Shares”) upon the achievement of certain milestones set forth in the Merger Agreement.

The Closing Shares were offered and sold to the AGI stockholders in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act. The Closing Shares have not been registered under the Securities Act and until so registered the Closing Shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The registration rights provisions contained in the Merger Agreement require the Company to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (a “Form S-3”) no later than six months following the closing of the Merger for the purpose of registering for resale all of the Closing Shares. Certain significant AGI stockholders entered into lock-up agreements with the Company prohibiting such holders from selling more than 25% of their registered Closing Shares during the six-month period commencing on the effective date of the Form S-3 relating to the Closing Shares. The Company must also use commercially reasonable efforts to prepare and file with the Commission a Form S-3 with respect to any Contingent Shares issued to the AGI stockholders within the time periods specified in the Merger Agreement.

The Merger Agreement and the Merger were approved by the boards of directors of the Company, Merger Sub and AGI. In addition, the holders of more that 90% of the outstanding shares of AGI capital stock signed written consents approving the Merger Agreement and the Merger.

The foregoing descriptions of the Merger Agreement and the Merger are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, AGI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On December 21, 2009, the Company and AGI announced the closing of the Merger in a press release, a copy of which is attached hereto as Exhibit 99.1.

(b)   Fourth Amendment to Gemino Credit Facility

On December 21, 2009, the Company entered into an amendment (the “Fourth Amendment”) to its credit agreement (the “Gemino Facility”) with Gemino Healthcare Finance, LLC (“Gemino”). The Fourth Amendment provides Gemino’s consent to the Merger as required under the terms of the Gemino Facility, joins AGI to the Gemino Facility as a “Borrower,” confirms the indebtedness of the Company and its subsidiaries under the Gemino Facility as of December 18, 2009 and includes customary representations and warranties relating to the Fourth Amendment and certain accompanying loan documents. In addition, AGI granted Gemino a security interest in all of AGI’s accounts receivable and related assets to secure the obligations of Clarient and its subsidiaries, including AGI, under the Gemino Facility.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 related to the closing of the Merger and the issuance of the Closing Shares in accordance with the terms of the Merger Agreement is hereby incorporated by reference into this Item 2.01.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 related to the issuance of the Closing Shares in accordance with the terms of the Merger Agreement is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The financial statements required by this Item are not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro forma financial information.

The pro forma financial information required by this Item is not being filed herewith.  To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No.	Description
2.1*

Agreement and Plan of Merger and Reorganization, dated as of December 21, 2009, by and among Clarient, Inc., Clarient Acquisition Corporation, Applied Genomics, Inc., certain stockholders of Applied Genomics, Inc., and Robert S. Seitz, as stockholders’ representative.

10.1

Fourth Amendment and Joinder to Credit Agreement, dated as of December 21, 2009, by and among Clarient, Inc., Clarient Diagnostic Services, Inc., ChromaVision International, Inc., Applied Genomics, Inc. and Gemino Healthcare Finance, LLC.

99.1	Press Release, dated December 21, 2009, announcing the closing of the merger transaction between Clarient, Inc. and Applied Genomics, Inc.

*                                         Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: December 23, 2009	By:	/s/ RONALD A. ANDREWS
	Name:	Ronald A. Andrews
	Title:	Vice Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Agreement and Plan of Merger and Reorganization, dated as of December 21, 2009, by and among Clarient, Inc., Clarient Acquisition Corporation, Applied Genomics, Inc., certain stockholders of Applied Genomics, Inc., and Robert S. Seitz, as stockholders’ representative.

10.1

Fourth Amendment and Joinder to Credit Agreement, dated as of December 21, 2009, by and among Clarient, Inc., Clarient Diagnostic Services, Inc., ChromaVision International, Inc., Applied Genomics, Inc. and Gemino Healthcare Finance, LLC.

99.1	Press Release, dated December 21, 2009, announcing the closing of the merger transaction between Clarient, Inc. and Applied Genomics, Inc.

*                                         Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934.